UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2015 (March 27, 2015)

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55393	46-4380248
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

123 William Street

On March 27, 2015, American Realty Capital New York City REIT, Inc. (the “Company”), through a wholly owned subsidiary of the Company’s operating partnership (the “OP”), closed its acquisition of the fee simple interest in an institutional-quality office building located at 123 William Street in Downtown Manhattan (the “Property”). The seller of the Property was EEGO 123 William Owner, LLC (the “Seller”). Except as set forth in Item 2.03 of this Current Report on Form 8-K, the Company acquired the Property free and clear of any and all liens and encumbrances, including any mezzanine loans or preferred equity positions previously issued by the Seller to its previous investors.

The Seller is a wholly owned subsidiary of EEGO-ARC 123 William JV, LLC, a joint venture in which New York REIT, Inc. (“NYRT”) held a $35.1 million preferred equity interest. The sponsor of NYRT is also the sponsor of the Company.

The contract purchase price for the Property was $253.0 million, exclusive of closing costs. The amount of consideration payable to the Seller in connection with the acquisition of the Property was determined by arms-length negotiations between the Seller and the Company, and not pursuant to any specific formula or principle. The Company funded the purchase price with proceeds from its ongoing initial public offering and a loan from Capital One, National Association, as described below in Item 2.03 of this Current Report on Form 8-K. In connection with the acquisition of the Property, the Company paid its advisor $5.9 million in acquisition fees.

The Property contains approximately 543,000 rentable square feet and is currently 98% leased. The Property’s largest tenants are the People of the State of New York, Planned Parenthood Federation of America, Inc. and the City of New York, each representing approximately 17%, 14% and 12% of annualized cash base rent, respectively.

The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized cash base rent, rental escalations and renewal options for the three largest tenants, which represent greater than 10% of total annualized cash base rent. The leases with the People of the State of New York and the City of New York each, in the aggregate, represent greater than 10% of total rentable square feet. The lease with Planned Parenthood Federation of America, Inc. represents greater than 10% of total rentable square feet. No other tenants represent greater than 10% of total rentable square feet.

				Annualized
	Lease	Lease	Rentable	Cash
	Commencement	Termination	Square	Base Rent	Rental	Renewal
Tenant	Date	Date	Feet	(in thousands)(9)	Escalations	Options
The People of the State of New York(1)(2):
Department of State	August 2012	July 2022	45,313	$ 1,435	1.75% annually	1 - 5 year option
Office of Court Administration	May 2000	April 2015	24,901	793	None	None
Office of the State Comptroller	June 2000	May 2015	18,747	579	None	None
Emergency Financial Control Board	July 2008	June 2018	12,658	537	2.50% annually	1 - 5 year option
Planned Parenthood Federation of America, Inc.	September 2015(3)	March 2031(3)	65,242	2,675	(4)	1 - 5 year option
The City of New York(5)(6):
Department of Youth and Community Development	August 2014	August 2017(7)	40,610	1,706	None	None
Department of Citywide Administrative Services(8)	April 2015	March 2030	20,877	668	12.5% in years 5 and 10	1 - 5 year option

(1)	The People of the State of New York hold four leases occupied by the Department of State, Office of Court Administration, Office of the State Comptroller and the Emergency Financial Control Board.

(2)	The leases with the People of the State of New York contain an executory clause whereby monetary liability under the lease is limited to the funds available to the one or more departments, commissions, boards or officers to which the premises may be allotted.

(3)	Planned Parenthood Federation of America, Inc.’s lease will commence upon substantial completion of certain agreed-upon alterations to the space, which is currently estimated to be September 2015, and will expire 15 years and six months after lease commencement, which is currently estimated to be March 2031.

(4)	The lease with Planned Parenthood Federation of America, Inc. contains escalation provisions of 2% annually, with a $6.00 per square foot step up in years 6 and 11.

(5)	The City of New York holds two leases occupied by the Department of Youth and Community Development and the Department of Citywide Administrative Services.

(6)	The City of New York may terminate its lease agreements at various times and may be subject to a termination fee as outlined in the lease agreements.

(7)	After the initial 36 month term of the lease, the lease will continue until termination by either party with no penalty or fee payable.

(8)	The City of New York’s lease that will be occupied by the Department of Citywide Administrative Services will commence upon substantial completion (the “Commencement Date”) of certain agreed-upon alterations to the space, which is currently estimated to be April 2015, and expires at midnight of the day before the 15th anniversary of the Commencement Date, which is currently estimated to be March of 2030.

(9)	Represents current month annualized cash rent if rent has commenced or annualized cash rent for the month of rent commencement if rent has not commenced.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2015, the Company, through a wholly owned subsidiary of the OP, entered into a loan agreement (the “Loan”) with Capital One, National Association, as Administrative Agent for the lender thereto, for a maximum amount of $110.0 million in connection with the Company’s acquisition of the Property. The Loan bears interest at a rate of one month LIBOR plus 2.25% and requires monthly interest payments, with the principal balance due on the maturity date in March 2017 with a one-time option to extend for one year. The Loan is nonrecourse, may be accelerated only in the event of a default and may be prepaid, in whole or in part, without penalty.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the Property described in Item 2.01 of this Current Report on Form 8-K and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: April 2, 2015	By:	/s/ Michael A. Happel
		Name:	Michael A. Happel
		Title:	Chief Executive Officer, President and Secretary